EXHIBIT 10.5

                                LICENSE AGREEMENT

This agreement (hereinafter, "Agreement") is made and is effective the date of the last of the Parties to sign (hereinafter, "Agreement Date") by and between MariCulture systems, Inc., a Florida corporation with its principle offices in Washington (hereinafter, "MCSI") and David Earl Meilahn, an individual (hereinafter "Meilahn").

         Whereas, Meilahn is the owner, by way of grant, assignment, of right, title, and interest in certain intellectual property covering a technology generally recognized as "Aquaculture System" (hereinafter, "Technology") that is identified in part by United States Patent Office number 5,762,024 and other patents issued or not;

         Whereas, MCSI is desirous of obtaining license rights to Meilahn's intellectual property and Meilahn is willing to grant same so that MCSI will develop, manufacture and install products derived from the Technology;

         Therefore, in consideration of the obligations expressed herein, the Parties ascribe to the recitals set forth above and agree as follows:

                             Article 1 - DEFINITIONS

1.1 "Meilahn", as used herein, shall mean David Earl Meilahn, an individual with his principle place of residence at 7219 196th Street SW, Apt. #C-3, Lynnwood, Washington, USA and his heirs or assigns.

1.2 "MCSI", as used herein, shall mean MariCulture Systems, Inc., a Florida corporation with a principal place of business at 2504 Hartford Drive, Lake Stevens, Washington 98258, USA and includes its Affiliate(s), provided they become parties to and execute this agreement and in so doing, agree to abide by its terms and conditions.

1.3 "Affiliate" or "Affiliate(s)", as used herein, shall mean any corporation, firm, partnership or other business entity, whether now or in the future, controlled by, controlling, or under common control with a Party. For this purpose, "control" means direct or indirect beneficial ownership of or the right to vote at least fifty percent (50%) of the voting stock or at least fifty percent (50%) interest in the income of a Party.

1.4 "Technology", as used herein, shall mean a technology generally recognized as "Aquaculture System", and described at least in part, in Meilahn corporate drawings and files and covered in part by United States Patent #5,762,024 and/or any other actual patents, either foreign or domestic, which may or may not be issued.

1.5 "Field of Use", as used herein, shall mean the industry generally known as "aquaculture", pertaining directly to the rearing or raising of fish, shellfish or other live aquatic organisms in a human-controlled or augmented environment.

1.6      "Licensed Technology Product", as used herein, shall mean:

     a) A manufactured apparatus for the rearing of aquatic organisms, only generally characterized as floating enclosed culture systems, regardless of the number of enclosures or other key components, which is covered by any one or combination of the Patent Rights; and



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     b) any composition of matter, product,  article of manufacture,  apparatus, or component part of a system or apparatus, in whole or in part, which is made, Used, or Sold and which uses a process, design, composition, material, procedure or method covered by any one or combination of the Patent Rights.

Where a Licensed Technology Product forms an integral part or component of another product or package of products, that portion of the product or package of products to be proportionally considered Licensed Technology Product shall be that portion which falls under the definition in Subparagraph a) and b), above.

1.7  "Patent Rights", as used herein, shall include:

     a) The United States and foreign patents;
     b) The foreign patent application and its claims, any divisionals, continuations, or continuations-in-part of same;
     c) Foreign patents issued from the patent application; and
     d) any reissues of the patents;
     e) Any foreign Patents or deriving from the Patent or patent application in Subparagraph a) through d) above of which Meilahn becomes the licensee or owner after the Agreement Date.

Patent Rights shall be considered valid and enforceable until they expire under governmental authority or unless deemed invalid and unenforceable by judgment of a court of competent jurisdiction from which there is no possibility of appeal or similar recourse.

                                Article 2 - GRANT

2.1 Meilahn hereby grants, to the extent he lawfully may, and subject to the express limitations of this Agreement and the preexisting rights possessed by Third Parties as set forth in Paragraph 10.1, an exclusive license to MCSI to make, have made, Use, allow the right to Use Licensed Technology Products in the Field of Use.

2.2 All rights not expressly granted hereby are held and reserved by Meilahn.

                       Article 3 - PAYMENTS AND ROYALTIES

3.1 In consideration of the grants herein to MCSI by Meilahn, MCSI agrees to pay to Meilahn a non- refundable up-front fees payment in the amount of Two Hundred Thousand Dollars ($200,000) and a Royalty, as set forth in Paragraph 3.2 below, based on total sales of Licensed Technology Products. The fees payment is due in full upon on the Date of this Agreement. If MCSI is unable to make the required fees payment on the Date of this Agreement, no rights will be granted to MCSI and this Agreement will be suspended for a period not to exceed two years until payment is made in full. MCSI may optionally split the fees payment by paying the amount of One Hundred Thousand Dollars ($100,000) due on the activation of this Agreement and a second payment of One Hundred Thousand Dollars ($100,000) due within Twelve (12) months of the date of the intial payment. If the fees payment is split by MCSI, the balance due will bear interest at 10% per annum to be paid with the second payment and all rights granted under this Agreement will be held as temporary until such time as the total up-front fees payment is made in full to Meilahn.


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3.2 MCSI agrees to pay to Meilahn a quarterly  royalty  payment in the amount of
3.0 % of the total gross sales of systems sold by MCSI, its affiliates, sublicensees, and associates under this Agreement for a period to remain in effect until the final abandonment, expiration, or invalidation of the last remaining Patent Rights. All payments are to be made to Meilahn, his heirs or his assigns within 30 days following the end of the calendar quarter during which licensed sales were made. Each payment is based on total dollar value of all sales of Licensed Technology Products received and booked by MCSI during that quarter whether MCSI receives full or partial payment from their customer. Any adjustments to sales agreements accepted by MCSI will also be subject to a royalty payment that will be paid following the quarter in which the sales adjustment is booked by MCSI.

                        Article 4 - GRANT BACK OF RIGHTS

4.1 Subject to the terms and conditions herein, Meilahn further grants to MCSI the right to sublicense the Improvements, but only upon termination of this Agreement and only in conjunction with Licensed Technology Products.

4.2 MCSI shall provide to Meilahn a report, by July 10th of each year, certified by MCSI's Chief Executive Officer stating that MCSI has investigated whether or not undisclosed Improvements, whether new or in addition to previously disclosed Improvements exist or were made in the preceding year.

4.3 In order to effect the licensing of Improvements, Meilahn shall have the right, upon providing reasonable request, to access specified records of MCSI and its Affiliate(s), on site or at a location jointly agreed upon, during regular business hours and subject to at least Ten (10) days written notice from Meilahn. This right of access is strictly limited to documentation and records pertaining to Improvements. Prior to commencing a site visit any Third Party to accompany Meilahn on such visits shall first execute a confidentiality agreement and shall be approved by MCSI, which approval may not be unreasonably denied. Site visits will be limited to no more than Two (2) such visits within any calendar year.

4.4 Meilahn shall have no liability for infringement or misappropriation claims made by Third Parties regarding the Improvements licensed by MCSI. MCSI's licensing of the Improvements may, however, be relied upon by Meilahn as evidencing an absence of any knowledge or belief on the part of MCSI that the subject matter of the Improvement violates any Third Party's patent, Trademark, copyright, trade secret, or other intellectual property rights.

                             Article 5 - SUBLICENSES

5.1 MCSI shall not execute a sublicense agreement without the prior written consent of Meilahn, and Meilahn shall grant such consent provided that the restrictive effect of the terms and conditions of the proposed sublicense agreement are substantially similar to those herein. MCSI shall promptly notify Meilahn of its intent to execute any sublicense agreement with a Third Party and, in a timely manner, provide Meilahn with any information as requested by Meilahn relating to the Third Party, including but not limited to, name of entity, business interests, sales volume and other financial data. MCSI shall give Meilahn no less than Ten (10) days to review the final draft of any sublicense agreement prior to its execution. A copy of the executed sublicense agreement shall be provided Meilahn by MCSI within Five (5) days of the execution date.

                          Article 6 - DILIGENT EFFORTS

6.1 MCSI shall, upon execution of this Agreement, diligently proceed in its efforts for the development, manufacture and installation of Licensed Technology Products.



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6.2  MCSI  shall  use  diligence  in  gathering  complete  Test  Results  and/or
Production Data and keeping accurate records thereof.

6.3 MCSI shall provide customers and the public at large with reasonable notice of the Patent Rights by marking Licensed Technology Products and/or their accompanying labels, literature, or packaging.

6.4 In making determinations pertaining to this section, Meilahn shall consider prudent and reasonable business practices and judgment and shall consider reports provided hereunder by MCSI.


                         Article 7 - PATENT INFRINGEMENT

7.1 In the event of the initiation of any suit by a Third Party against Meilahn, MCSI, its Affiliate(s) or its sublicensees for a Third Party patent infringement involving the manufacture, use, sale, distribution, marketing or other utilization of Licensed Technology Product, the Party sued shall promptly notify the other Party in writing. MCSI shall have the first right to defend, or, at its option, to settle such suit at its own expense. Except in the case of a conflict of interest, Meilahn and MCSI shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting Party.

                          Article 8 - USE OF TRADEMARKS

8.1 Nothing contained in this Agreement shall be construed as conferring any right to use, in advertising, publicity, or other promotional activities with respect to the Licensed Technology Products, any name, Trademark or other designation of either Party hereto, including any contraction, abbreviation or simulation of any of the foregoing, unless the express written permission of the other Party has been obtained, which permission shall not be unreasonably withheld. The use of the names "Meilahn" or "Merriam Research" or "Management Technology Services, Inc.", by MCSI in connection with such marketing is expressly prohibited unless express written permission is obtained in each case.

8.2 MCSI, at its sole expense, shall be responsible for the selection, registration and maintenance of all Trademarks which it employs in connection with any Licensed Technology Product and shall own and except as provided for herein, shall control such Trademarks during the life of this Agreement as well as after its termination or expiration.

                             Article 9 - WARRANTIES

9.1 Meilahn warrants that he has the lawful right to grant the license set forth herein, and that no consent, license or other conveyance is required by MCSI from a Third Party to grant the license set forth herein.

9.2 Meilahn makes no express or implied warranties of merchantability or fitness of the Licensed Technology Products for a particular purpose.

9.3      Nothing in this Agreement shall be construed as:

     a) A warranty or representation by Meilahn as to the validity or scope of any Patent Rights;

     b) A warranty or representation that anything made Used, Sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of patents or proprietary rights of Third Parties; or


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     c) An  obligation  to bring or  prosecute  actions or suits  against  Third
Parties for infringement.

9.4  EXCEPT  AS  EXPRESSLY  SET  FORTH  IN  THIS  AGREEMENT,  MEILAHN  MAKES  NO
REPRESENTATIONS  AND EXTENDS NO  WARRANTIES  OF ANY KIND,  EITHER  EXPRESSED  OR
IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OF VALIDITY OF THE PATENT RIGHTS, OR THAT USE OF THE TECHNOLOGY WILL NOT INFRINGE ANY PATENT OR OTHER RIGHTS.


                           Article 10 - ASSIGNABILITY

10.1 MCSI shall not have the right to assign its rights under this Agreement without the prior written consent of Meilahn, which consent shall not be unreasonably withheld. MCSI shall notify Meilahn in a timely manner of its intent to execute an assignment to an Affiliate or Third Party and at that time provide Meilahn with any information as requested by Meilahn relating to the Affiliate or Third Party, including but not limited to, name of entity, business interests, sales volume and other financial data. MCSI shall give Meilahn no less than Ten (10) days to review the final draft of any assignment agreement prior to its execution. MCSI agrees that any such assignment agreement must include provisions that MCSI and its assignee warrant that the assignee will comply with all of the terms and conditions of this Agreement and assume any and all outstanding obligations of MCSI to Meilahn, whether known or unknown, at the time of assignment. A copy of the executed assignment agreement shall be provided Meilahn by MCSI within Ten (10) days of the execution date.

                          Article 11 - INDEMNIFICATION

11.1 MCSI agrees to indemnify, hold harmless and defend Meilahn, its directors, officers, employees, contractors, and agents, against any and all claims, suits, losses, damage costs, fees and expenses, including legal expenses resulting from or arising from any and all actions and omissions of MCSI, including those with respect to the licensed Technology, and arising out of the exercise of this Agreement including, but not limited to any damages, losses or liabilities whatsoever with respect to death or injury to any person and damage to any property arising from the possession, use or operation of the Licensed Technology Products by MCSI, its Affiliate(s), or its sublicensees or their customers in any manner whatsoever.

                              Article 12 - NOTICES

12.1 Any payment, notice or other communication required or permitted to be given to either Party hereto shall be deemed to have been properly given and received only if given in writing and when hand delivered (with acknowledgment of receipt), sent by overnight courier (with notification by facsimile that delivery is forthcoming), or sent by facsimile (with copy by first class mail). Any such notice shall be deemed received the same date upon personal delivery or facsimile transmission, or one business day following such sending in case of overnight courier. Unless and until changed by written notice given as provided for in this paragraph, the addresses of the Parties are as follows:

In the case of Meilahn:                    In the case of MCSI:

 David Earl Meilahn                          MariCulture Systems, Inc.
 7219 196th St SW, Apt C-3                   PO Box 968
 Lynnwood, Washington 98036, USA             Lake Stevens, Washington 98258, USA
 Attention: DEM                              Attention: President




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                           Article 13 - GOVERNING LAW

13.1 Except where Federal law prevails, this Agreement shall be construed and governed under the laws of the state of Washington.


                          Article 14 - CONFIDENTIALITY

14.1. Except to the extent expressly authorized in this Agreement, Meilahn and MCSI agree that, for the term of this Agreement and for Five (5) years thereafter, the receiving Party of Proprietary Information by the providing Party shall keep same completely confidential and shall not publish or otherwise disclose such information except to the extent that it can be established by the receiving Party by competent proof that Proprietary Information:

     a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the disclosing Party;

     b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

     c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

     d) was subsequently lawfully disclosed to the receiving Party by a Third Party.

14.2. Each Party may disclose the other Party's Proprietary Information to the extent such disclosure is reasonably necessary in prosecuting or defending litigation or complying with applicable governmental regulations, subject to Thirty (30) days prior written notification to the other Party.

14.3 MCSI agrees that Meilahn may disclose Test Results/Production Data it receives from MCSI to its patent assignors under conditions of confidentiality.

14.4 Meilahn and MCSI may use each other's Proprietary Information only under the following restrictions:

     a) The Parties may duplicate or reproduce the disclosed Proprietary Information; if duplicated or reproduced in whole or in part, the Proprietary Information must carry a proprietary notice similar to that with which it was submitted to the receiving Party.

     b) Any person employed by the receiving Party and utilizing the Proprietary Information will be advised of, and is subject to, the conditions in this Article.


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14.5 The Parties  agree to protect each  other's  Proprietary  Information  from further disclosure by taking precautions equivalent to those used to protect their own confidential information.

                              Article 15 - EXPORTS

15.1 MCSI warrants that neither it nor its Affiliate(s), sublicensees, agents or distributors will export or re-export, directly or indirectly, Licensed Technology Product to any country unless allowed and authorized by the laws of the United States of America.

                                Article 16 - TERM

16.1 This Agreement shall be in full force and effect from the Agreement Date and shall remain in effect until the final abandonment, expiration, or invalidation of the last remaining Patent Rights, unless otherwise terminated by operation of law or pursuant to the terms and conditions of this Agreement.

16.2 Expiration of the relevant, last remaining patents within the Patent Rights shall not preclude MCSI from continuing to utilize the Patent Rights and without further royalty or other payment to Meilahn.

                            Article 17 - TERMINATION

17.1 MCSI shall promptly notify Meilahn in the event MCSI voluntarily files for or is involuntarily forced to file for a petition in bankruptcy or insolvency or for reorganization or for an arrangement for the appointment of a receiver or trustee of MCSI or of its assets in any country.

17.2 Prior to the final abandonment, expiration or invalidation of the last remaining Patent Rights, and only after Five (5) years from the Agreement Date, MCSI shall have the right to terminate this Agreement in its entirety without cause, upon Sixty (60) days written notice to Meilahn. Thirty (30) days after receipt by Meilahn of such notice, the license granted hereunder shall be deemed terminated.

17.3 If either Party is in breach of any of the provisions of this Agreement, including but not limited to: non-compliance with sublicensing conditions, nonpayment of fees or royalties due or noncompletion of the required reports, the citing Party will submit to the responding Party a written notification of such breach. The responding Party shall have Ninety (90) days from the date of notification to remedy the breach. If the breach is not corrected within this period, the citing Party shall have the right to terminate this Agreement in its entirety upon delivery of notice to the responding Party. Upon receipt by the responding Party of such notice, the license granted hereunder shall be deemed terminated.

                 Article 18 - RIGHTS AND DUTIES UPON TERMINATION

18.1 Upon termination of this Agreement, Meilahn shall have the right to retain any sums already paid by MCSI or its sublicensees hereunder, and MCSI and its sublicensees shall pay all sums accrued hereunder within Thirty (30) days of the date this Agreement is terminated.




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18.2 Upon termination of this Agreement,  MCSI shall fully and completely assign to Meilahn any and all  outstanding  licenses with  sublicensees,  within Thirty
(30) days from the date of termination. 18.3 Upon the termination of this Agreement, the Parties shall return to each other any Proprietary Information, without retaining samples or copies, except as provided for herein.

18.4 Termination of this Agreement shall terminate all outstanding obligations and liabilities between the Parties arising from this Agreement, except those which, by their nature, extend beyond the term of this Agreement and except those described in Articles 1 (Definitions), 9 (Warranties), 11
(Indemnification), 13 (Governing Law), 14 (Confidentiality), 18 (Rights and Duties Upon Termination); and Paragraphs 4.2, 4.4 (Grant backs), 5.1 (Sublicensing), 8.1 (Trademarks), 15.1 (Exports).

18.5 the grant under Article 2 of this Agreement shall cease as of the date of termination.

                              Article 19 - WAIVER

19.1 No omission or delay of either Party in requiring due and punctual fulfillment of the obligations of any other Party shall be deemed to constitute a waiver by such Party of its rights to require such due and punctual fulfillment, or any other of its remedies hereunder.

                            Article 20 - SEVERABILITY

20.1 In the event that any part of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

20.2 If any of the terms or provisions of this Agreement are in conflict with any applicable statute rule of law, then such terms or provisions shall be deemed inoperative only to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

20.3 In the event that the terms and conditions of this Agreement are materially altered as a result of Paragraphs 20.1 and 20.2, the Parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

                           Article 21 - MISCELLANEOUS

21.1 The headings of this Agreement are inserted for convenience and reference only and shall not be utilized to affect the meaning or interpretation of this Agreement.

21.2 This Agreement shall not be binding upon the Parties until it has been signed by or on behalf of each Party, in which event, it shall be effective as of the Agreement Date.

21.3 This Agreement shall bind and inure to the benefit of the respective successors, heirs and assigns of the Parties.


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21.4 No  amendment  or  modification  hereof  shall be valid or binding upon the
Parties unless made in writing and signed by both Parties.

21.5 This Agreement embodies the entire understanding of the Parties and constitutes the only and final binding commitment between the Parties regarding the subject matter hereof. This Agreement supersedes all prior discussions, communications, representations, understandings or agreements, either oral or written, between the Parties relating to the subject matter hereof. This Agreement is independent of all other agreements and any rescission hereof shall not be the basis for rescinding any other agreement.

         In Witness Whereof, both Meilahn and MCSI have executed this Agreement, in duplicate originals by their respective officers hereunto duly authorized, on the day and year hereinafter written.

David Earl Meilahn                          MariCulture Systems, Inc.


/s/ David Earl Meilahn                      /s/ David Meilahn
---------------------------------           -------------------------
Signature                                   Signature

David Earl Meilahn                          David Meilahn
---------------------------------           -------------------------
Printed Name                                Printed Name

                                            President
---------------------------------           -------------------------
Title                                       Title

                                            December 21, 1999
---------------------------------           -------------------------
Date                                               Date





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